Exhibit 3(a)

                             AMENDED

                               AND

                            RESTATED

                  CERTIFICATE OF INCORPORATION

                               OF

                     THE QUAKER OATS COMPANY

                        NOVEMBER 9, 1994

                     THE QUAKER OATS COMPANY

                  Certificate of Incorporation



       Organized Under the Laws of the State of New Jersey

                    Authorized Capital Stock

         Preference, without par value, 1,000,000 shares

         Preferred, without par value, 10,000,000 shares

             Common, $5 par value 200,000,000 shares



          Original Certificate Filed September 21, 1901



                 Amendment Filed March 31, 1906

      Increasing preferred capital stock from $8,000,000 to

                           $9,000,000

     and common capital stock from $4,000,000 to $4,500,000



                 Amendment Filed April 25, 1910

  Increasing common capital stock from $4,500,000 to $5,500,000



                Amendment Filed November 25, 1912

 Increasing common capital stock from $5,500,000 to $10,000,000



                  Amendment Filed April 7, 1917

      Increasing preferred capital stock from $9,000,000 to

                           $15,000,000

    and common capital stock from $10,000,000 to $15,000,000

                  Amendment Filed July 14, 1919

     Increasing preferred capital stock from $15,000,000 to

                           $25,000,000

    and common capital stock from $15,000,000 to $25,000,000



                 Amendment Filed March 14, 1925

  No change in preferred capital stock. Changing common capital stock to 600,000 shares without par value.



                 Amendment Filed March 20, 1930

     No change in preferred capital stock. Increasing common

                             capital

           stock to 800,000 shares without par value.



                Amendment Filed January 19, 1951

      No change in preferred capital stock. Changing Common

            Stock to 4,000,000 shares, $5 par value.



                Amendment Filed November 14, 1958

 No change in preferred capital stock. Changing Common Stock to

                 6,000,000 shares, $5 par value.



                Amendment Filed November 3, 1967

      No change in preferred capital stock. Changing Common

            Stock to 12,000,000 shares, $5 par value.

                Amendment Filed November 1, 1968

     Eliminating 6% Preferred Capital Stock, $100 par value.

                           Authorizing

  169,022 shares of $3 Cumulative Convertible Preferred Stock,

                               $50

    par value. Authorizing 1,500,000 shares Preference Stock

                           without par

    value. Changing Common Stock to 15,000,000 shares, $5 par

                             value.

                Amendment Filed November 7, 1969

   No change in Preferred or Preference Stock. Changing Common

            Stock to 22,500,000 shares, $5 par value.



                Amendment Filed December 10, 1971

   No change in Preferred or Preference Stock.  Elimination of preemptive rights on Common Stock.



                Amendment Filed November 16, 1972

   No change in Preferred or Preference Stock. Changing Common

            Stock to 35,000,000 shares, $5 par value.



                  Amendment Filed May 21, 1975

   No change in Common or Preferred Stock. Providing for issue of a series of Preference Stock without par value, designated

     "$9.56 preference stock," consisting of 500,000 shares.

             Amended and Restated November 28, 1978

            No change in Common or Preference Stock.

               Elimination of $3 Preferred Stock.



                Amendment Filed November 22, 1983

        No change in Common or Preference Stock. Amended

Article Sixth of, and added Article Seventh to, the Certificate.



               Amendments Filed November 15, 1984

                 No change in Preference Stock.

   Changing Common Stock to 100,000,000 shares, $5 par value,

      and authorizing 10,000,000 shares of Preferred Stock

                       without par value.

            Added Article Eighth to the Certificate.

                 Principal Office in New Jersey:

                  The Corporation Trust Company

                      28 West State Street

                    Trenton, New Jersey 08608

                        General Offices:

          321 N. Clark Street, Chicago, Illinois 60610



                   Amendment Filed May 5, 1986

             No Change in Common or Preferred Stock.

             Elimination of $9.56 Preference Stock.



               Amendment Filed September 18, 1986

            No change in Common or Preference Stock.


Provided for series of Preferred Stock without par value

designated "Series A Junior Participating Preferred Stock."



                Amendment Filed November 12, 1986

           No change in Preference or Preferred Stock.

   Changing Common Stock to 200,000,000 shares, $5 par value.



                Amendment Filed November 11, 1987

       No change in Common, Preference or Preferred Stock.

         Amended Certificate to add a new Article Ninth.



                Amendment Filed November 9, 1988

   No change in Common, Preference or Preferred Stock. Amended

      Certificate to add a new Article Fourth, Paragraph C.



                  Amendment Filed June 19, 1989

   No change in Common, Preference or Preferred Stock. Amended

  Certificate to add a New Series B ESOP Convertible Preferred

                             Stock.



                Amendment Filed January 13, 1993

       No change in Common, Preference or Preferred Stock.

          Amended Certificate to amend Article Eighth.



                Amendment Filed November 9, 1994

           No change in Preference or Preferred Stock.

   Changing Common Stock to 400,000,000 shares, $5 par value.

                             AMENDED

                               AND

                            RESTATED

                  CERTIFICATE OF INCORPORATION

                               OF

                     THE QUAKER OATS COMPANY

                        NOVEMBER 9, 1994



     Pursuant to the provisions of Section 14A:9-5 of the New

Jersey Business Corporation Act, The Quaker Oats Company, a

corporation organized and existing under the laws of the State of

New Jersey, restates and integrates its Certificate of

Incorporation, as amended, to read in full as herein set forth:



     First.    The name of the Corporation is: The Quaker Oats

Company.



     Second.   The address of the Corporation's current

registered office is Mountain View Park, 820 Bear Tavern Road,

3rd. Floor, West Trenton, New Jersey 08628.  The name of the

Corporation's current registered agent at such address, upon whom process against the Corporation may be served, is The Corporation

Trust Company.



     Third.    The purposes for which the Corporation is

organized are to engage in any or all activities within the

purposes for which corporations now or at any time hereafter may be organized under the New Jersey Business Corporation Act

and under all amendments and supplements thereto, or any revision thereof or any statute enacted to take the place thereof.



     Fourth.   The aggregate number of shares which the

Corporation shall have authority to issue is 411,000,000 shares divided into 400,000,000 shares of common stock of the par value of $5.00 per share, 1,000,000 shares of preference stock without par value and 10,000,000 shares of preferred stock without par value.



     The designations, rights, preferences, privileges and

limitations of the shares of common stock, shares of preference stock and shares of preferred stock, and the manner of

determining the designations, and number of series of preference stock and preferred stock and the relative voting, dividend,

liquidation and other rights, preferences and limitations of each such series are as follows:



A.   Preference Stock



     (1)  The Board of Directors is hereby empowered to cause the preference stock to be issued from time to time for such

consideration as it may from time to time fix, and to cause such preference stock to be issued in series with variations as to:



     (a)  the rates of dividends payable thereon,

     (b)  the terms on which the same may be redeemed,

     (c)  the amount which may be paid to the holders thereof

in case of dissolution or any distribution of assets,

     (d)  the terms or amount of any sinking fund provided for

the purchase or redemption thereof, and

     (e)  the terms upon which the holders thereof may convert

the same into stock of any other class or classes or of any one or more series of the same class or of another class or

classes.



     All shares of preference stock shall be identical in all

respects except as above provided; and shares of preference stock of any one series shall be identical in all respects. If the stated dividends or the amounts payable in any other distribution of assets on all shares of preference stock are not paid in full,

the holders of shares of all series of preference stock shall share ratably in the payment of dividends, including arrearages,

if any, and in any amounts payable in any other distribution of assets in accordance with the sums that would be payable on such shares if all dividends and distributions were paid in full. The holders of each series of preference stock shall be entitled to receive, when and as declared by the Board of Directors,

dividends, payable quarterly, at the rate designated by the Board of Directors in the resolution providing for the issue of such series, and no more. Such dividends on each series of preference stock shall be cumulative whether or not earned. No dividends

(other than dividends payable in common stock) shall be declared or paid or set apart for payment on the common or preferred stock unless and until dividends payable for all past quarterly

dividend periods on the outstanding shares of each series of preference stock shall have been paid, or declared and set apart for payment, in full.  The holders of each series of preference stock shall be entitled to receive, in case of dissolution or any distribution of assets in liquidation, the amount specified for payment in such case, as fixed by the Board of Directors in the resolution providing for the issue of such series, and no more.

No payment or distribution shall be made in respect of the common or preferred stock, in case of dissolution or any distribution of assets in liquidation, unless and until the amount specified for payment in such case to the holder of each series of preference stock shall have been paid in full.



     (2)  The shares of each series of preference stock may be

made subject to redemption in whole or in part, at the option of the Corporation, at such time or times and at such price or

prices and upon such terms as may be prescribed by the Board of

Directors in the resolution providing for the issue of such

series.  If less that all of the outstanding shares of any series of preference stock are to be redeemed at a particular time, the shares of such series to be so redeemed shall be chosen by lot or pro rata in such manner as the Board of Directors may determine.

The Corporation may create a sinking fund for the purchase,

redemption or retirement of any series of preference stock of such amount or proportion of net profit and upon such terms as may be prescribed by the Board of Directors in the resolution providing for the issue of such series. Preference shares redeemed by the Corporation shall be retired by resolution of the Board of Directors and shall not be reissued, and the authorized stock and capital represented by such preference shares shall be deemed to be reduced accordingly.



     (3)  The Board of Directors, with respect to each series of preference stock, shall decide whether the stock of such series shall be convertible, and if so shall designate in the resolution providing for the issue of such series the terms upon which such stock may be converted into stock of any other series of

preference stock or into stock of any other class or classes.

Upon the conversion of shares of preference stock, the preference shares so converted shall be deemed to be retired and shall not be reissued, and the authorized stock and capital represented by such preference shares shall be deemed to be reduced accordingly.



     (4)  Subject to the provisions of law and of this

Certificate of Incorporation as in effect from time to time,

every holder of preference stock of any series shall be

entitled to one vote in person or by proxy for each share of such stock held by him.  If at any time the Corporation shall have failed to pay, or declare and set apart for payment, dividends on all outstanding shares of preference stock in an amount equal to six quarterly dividends upon such shares, the number of directors of the Corporation shall be increased by two at the first annual meeting of the shareholders of the Corporation held thereafter;

and at such meeting and at each subsequent annual meeting until dividends payable for all past quarterly dividends periods on all outstanding shares of preference stock shall have been paid, or declared and set apart for payment, in full, the holders of the shares of preference stock shall have the right, voting as a class, to elect such two additional members of the Board of

Directors to hold office for a term of one year and until their successors are elected and qualified; provided, that the right to vote as a class upon the election of such two additional

directors shall not limit the right of holders of preference stock to vote upon other matters when permitted by other

provisions of this Certificate.  Upon such payment, or such

declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith

terminate, and the number of directors of the Corporation shall be reduced by two and such additional voting right of the holders of shares of preference stock shall cease, subject to increase in the number of directors as aforesaid and to revesting of such voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as aforesaid.  So long as any shares of the preference stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the aggregate number of share of preference stock then outstanding,

amend this Certificate to: (a) increase the authorized preference stock of the Corporation; (b) authorize any new class of stock ranking equal to or prior to the preference stock, either as to payment of dividends or distribution of assets; (c) adversely change the rights, preferences or powers of the preference stock with respect to dividends, voting, conversion, liquidation or redemption.



     (5)  Shares of preference stock of any series shall not

entitle any holder thereof to any preemptive right to purchase or subscribe for any shares of that or any other class.



B.   Preferred Stock



     (1)  The Board of Directors is hereby empowered to cause the preferred stock to be issued from time to time for such

consideration as it may from time to time fix, and to cause such preferred stock to be issued in series with variations as to rights, preferences, privileges and limitations as designated by the Board of Directors in the resolution providing for the issue of such series, except that no series of preferred stock shall rank equal to or prior to any of the preference stock, either as to payment of dividends or distribution of assets.  Shares of preferred stock of any one series shall be identical in all

respects.

(2)  Subject to the priority of holders of the preference stock,

the holders of each series of preferred stock shall be entitled to receive cumulative, noncumulative or partially cumulative dividends at the rate and on the terms designated by the Board of

Directors in the resolution providing for the issue of such

series, and no more.  No dividends (other than dividends payable in common stock) shall be declared or paid or set apart for

payment on the common stock unless and until all dividends

payable on the outstanding shares of each series of preferred stock shall have been paid, or declared and set apart for

payment, in full.  Subject to the priority of holders of the preference stock, the holders of each series of preferred stock shall be entitled to receive, in case of dissolution or any

distribution of assets in liquidation, the amount specified for payment in such case, as fixed by the Board of Directors in the resolution providing for the issue of such series, and no more.

No payment or distribution shall be made in respect of the common stock, in case of dissolution or any distribution of assets in liquidation, unless and until the amount specified for payment in such case to the holder of each series of preferred stock shall have been paid in full.



     (3)  The shares of each series of preferred stock may be

made subject to redemption in whole or in part, at the option of the Corporation, at such time or times and at such price or

prices and upon such terms as may be prescribed by the Board of

Directors in the resolution providing for the issue of such

series.  The Corporation may create a sinking fund for the

purchase, redemption or retirement of any series of preferred stock of such amount or proportion of net profits and upon such terms as may be prescribed by the Board of Directors in the

resolution providing for the issue of such series.  Preferred shares redeemed by the Corporation shall be restored to the

status of authorized but unissued shares of preferred stock not constituting part of any series thereof, unless the Board of

Directors elects to retain such redeemed shares as Treasury

shares.



     (4)  The Board of Directors, with respect to each series of preferred stock, shall decide whether the stock of such series shall be convertible, and if so shall designate in the resolution providing for the issue of such series the terms upon which such stock may be converted into stock of any other series of

preferred stock or into stock of any other class or classes. Upon the conversion of shares of preferred stock, the preferred share so converted shall be restored to the status of authorized but unissued shares.



     (5)  Subject to the provisions of law and of this

Certificate of Incorporation as in effect from time to time, the holders of preferred stock of any series shall be entitled to such voting rights, limited voting rights, or special or multiple voting rights as may be prescribed  by the Board of

Directors in the resolution providing for the issue of such

series.



     (6)  Shares of preferred stock of any series shall not

entitle any holder thereof to any preemptive right to purchase or subscribe for any shares of that or any other class.



     (7)  The Board of Directors shall have all other powers and rights with respect to the preferred stock which are not

inconsistent with the New Jersey Business Corporation Act or this

Certificate of Incorporation as in effect from time to time.



     (8)  The relative voting, dividend, liquidation and other

rights, preferences and limitations of the share of the series of preferred stock designated "Series A Junior Participating

Preferred Stock" are as set forth in the resolution of the Board of Directors contained in the document filed in the office of the

Secretary of State of New Jersey pursuant to which such series was created, which resolution, marked "Exhibit A," is attached to this Certificate of Incorporation and made a part hereof as if set forth in full.



     (9)  The relative voting, dividend liquidation and other

rights, preferences and limitations of the shares of the series of preferred stock designated "Series B ESOP Convertible

Preferred Stock" are as set forth in this Paragraph Fourth B and in Exhibit B to this Restated Certificate of Incorporation,

which document has been filed with the Secretary of State of New

Jersey together with the resolution pursuant to which the series was created, and which are both made a part hereof as if set forth in full.



C.   Common Stock



     The common stock shall be subject to the prior rights of the holders of the preference stock and preferred stock as above declared.  Subject to such prior rights, the Board of Directors may declare and pay dividends out of funds legally available therefor.  In the event of the dissolution of the Corporation or of a distribution of the assets or any portion thereof by way of return of capital, the holders of the common stock shall, after the holders of the preference stock and preferred stock have received the preferential amounts to which they are entitled, be entitled to receive the balance of the assets of the Corporation so distributed. Shares of common stock shall not entitle the holder thereof to any preemptive right to purchase or subscribe of the shares of that or any other class.



     Fifth.    The number of Directors constituting the

Corporation's current Board of Directors is 12.  The names and business addresses of the persons currently serving as said

Directors are:

                    The Honorable Frank C. Carlucci
                    Chairman
                    The Carlyle Group
                    1001 Pennsylvania Avenue, N.W.
                    Washington, D.C.  20004-2505


                    Mr. Silas S. Cathcart
                    Retired Chairman
                    Illinois Tool Works, Inc.
                    125 S. Wacker Drive
                    Suite 3000
                    Chicago, IL  60606


                    Mr. Kenneth I. Chenault
                    President
                    USA American Express Travel
                     Related Services Company, Inc.
                    American Express Tower, 40th Floor
                    World Financial Center
                    200 Vesey Street
                    New York, NY  10285-3900


                    Ms. Judy C. Lewent
                    Senior Vice President
                    & Chief Financial Officer
                    Merck & Co., Inc.
                    One Merck Drive
                    P.O. Box 100
                    Whitehouse Station, NJ  08889-0100


                    Mr. Vernon R. Loucks, Jr.
                    Chairman and Chief Executive Officer
                    Baxter International Inc.
                    One Baxter Parkway
                    Deerfield, IL  60015


                    Dr. Thomas C. Mac Avoy
                    Paul M. Hammaker
                    Professor of Business Administration
                    Colgate Darden Graduate
                    School of Business Administration
                    University of Virginia
                    Charlottesville, VA  22906
                    Mr. Philip A. Marineau
                    President and Chief
                    Operating Officer
                    The Quaker Oats Company
                    Quaker Tower, 27-9
                    P.O. Box 049001
                    Chicago, IL  60604-9001

                    Mr. Luther C. McKinney
                    Senior Vice President - Law
                    and Corporate Affairs
                    The Quaker Oats Company
                    Quaker Tower, 27-10
                    P.O. Box 049001
                    Chicago, IL  60604-9001


                    Mrs. Gertrude G. Michelson
                    Senior Advisor to
                    R.H. Macy & Co. Inc.
                    151 West 34th Street
                    New York, NY  10001


                    Dr. Walter J. Salmon
                    Stanley Roth Sr.
                    Professor of Retailing
                    Harvard Business School
                    Morgan Hall - Room 177
                    Soldiers Field Road
                    Boston, MA  02163


                    Mr. William D. Smithburg
                    Chairman and Chief Executive Officer
                    The Quaker Oats Company
                    Quaker Tower, 27-13
                    P.O. Box 049001
                    Chicago, IL  60604-9001


                    Mr. William L. Weiss
                    Chairman Emeritus
                    Ameritech Corporation
                    One First National Plaza
                    21 S. Clark Street
                    Suite 2530 C
                    Chicago, IL  60603-2006


     Sixth.    The business and affairs of the Corporation shall

be managed by a Board of Directors.  The number of directors

(exclusive of directors, if any, elected by the holders of one or more classes of preference stock, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall be not less than 6 or more than 24 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a

majority of the entire Board of Directors.   The directors shall

be divided into three classes,  designated Class I,  Class II and

Class III.  Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the

entire Board of Directors.  At the 1983 Annual Meeting of

Shareholders, Class I directors shall be elected for a one-year term, Class II for a two-year term and Class III directors for a three-year term.  At each succeeding annual meeting of

shareholders beginning in 1984, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed, and shall be elected for three-year terms.  If the number of directors is changed by resolution of the Board of Directors pursuant to this Article Sixth, any

increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

     A director shall hold office until the annual meeting for

the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however,

to prior death, resignation, retirement, or removal from office.

Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of

Directors, however caused, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided that if the number of directors is increased, not more than two such newly created directorships may be filled by the directors in any period between annual

meetings of shareholders. Any director so elected to fill a

vacancy shall, without regard to the class in which such vacancy occurred, hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been

elected and qualified. The term of a director elected by

shareholders to fill a newly created directorship or other

vacancy shall expire at the same time as the terms of the other directors of the class in which the vacancy occurred.

     Exclusive of directors, if any, elected by the holders of

one or more classes of preference stock, one or more or all the directors of the Corporation may be removed for cause by the shareholders by the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote at a meeting of shareholders for which proper notice of such proposed removal has been given.



     No person shall be eligible for election as a director at

any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation not less than 30 days prior to the date fixed for the meeting,

together with the written consent of such person to serve as a director.  Where such a request for nomination and such consent have been timely received, but such nominee is unable or declines to serve, the person who placed the individual's name in

nomination may request that an alternate name be placed in

nomination at the meeting.



     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preference stock issued by the

Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

Directors so elected shall not be divided into classes unless expressly provided by such terms, and during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors

determined as provided in the first paragraph of this Article

Sixth.



     Seventh.  Notwithstanding any other provisions of this

Certificate of Incorporation or the Bylaws of the Corporation

(and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws may be amended, altered or

repealed, and new Bylaws may be enacted, only by the affirmative vote of the holders of not less that two-thirds of the

outstanding shares of capital stock of the Corporation or by a vote of not less than two-thirds of the entire Board of

Directors.



     Eighth.  The affirmative vote of the holders of two-thirds of all Voting Shares (as defined herein) of the Corporation

considered for the purposes of this Article Eighth as one class,

shall be required for the adoption or authorization of any

Combination as defined herein with any person if, as of the

record date for the determination of shareholders entitled to notice thereof and to vote thereon, such person is an Interested

Shareholder or an affiliate of an Interested Shareholder;

provided, that such two-thirds voting requirement shall

not be applicable if all of the conditions specified in either of the following paragraphs (1) or (2) are met:



     (1)  If the Combination shall have been approved by a

majority of the Disinterested Directors (as defined herein) who were directors prior to the time that such person became an

Interested Shareholder, but only if the Disinterested Directors were a majority of the Board of Directors before such person became an Interested Shareholder.



     (2) (a)   The cash, or fair market value of other

consideration (determined by the experts provided for in

Subparagraph (iii) below of this Article Eighth), to be received per share in the Combination by holders of common stock of the

Corporation is not less than the greatest of:



     (i)  the highest per-share price (including brokerage

commissions, transfer taxes, and soliciting dealer's fees) paid during the preceding twelve months by the Interested Shareholder in acquiring the beneficial ownership, directly or indirectly, of any of its holdings of the common stock of the Corporation.  (In making this computation, appropriate adjustments shall be made for any stock splits, stock dividends, stock combinations and other similar events.);



     (ii) the closing price per share of the common stock of the

Corporation as listed on the New York Stock Exchange on the

business day immediately preceding the date that the meeting of the shareholders of the Corporation is held for the purpose of voting on the Combination;



     (iii) a price that is approved as being fair to the holders of outstanding common stock of the Corporation not owned by such

Interested Shareholder, as determined by at least two independent experts selected by at least three Disinterested Directors.

(This determination shall be based on the value of the total

Corporation in an arm's-length sale.)  The Corporation shall pay the reasonable fees and expenses associated with the retention of these experts; and



     (b)  A proxy statement which complies with the requirements of the Securities Exchange Act of 1934, as amended, shall be mailed to the holders of common stock for the purpose of

soliciting shareholder approval of such Combination. The proxy statement shall contain (as exhibits or otherwise) the entire opinions of the independent experts required by this Article

Eighth.



The requirements of this Article Eighth are in addition to, and do not supersede, amend, alter, change or eliminate any board approval, shareholder vote or consent or other conditions

required by the laws of New Jersey in effect at the time a

Combination is proposed.



The following definitions shall apply for the purposes of this

Article Eighth:



     A.   "Combination" means a merger or consolidation of the

Corporation or any subsidiary of the Corporation with any other corporation, or the sale or lease of all or a substantial part of the assets of the Corporation or any subsidiary of the

Corporation to any other person, or any other transaction which has achieved substantially the same effect.



     B.   An "Interested Shareholder" is any person who owns ten

percent or more of the outstanding Voting Shares of the

Corporation.



     C.   A "person" includes a natural person, corporation,

partnership, association, joint stock company, trust,

unincorporated association or other entity.  When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting, or disposing of Voting Shares, they shall be deemed a single person for purposes of this Article Eighth.



     D.    "Voting Shares" means the issued and outstanding

shares of any class of stock of the Corporation which is entitled to vote generally in the election of directors.



     E.   Ownership of Voting Shares includes beneficial

ownership.  A beneficial owner of Voting Shares includes any person who, directly or indirectly, through any contract,

options, warrants, covertible securities or other contract rights to acquire Voting Shares, arrangement, understanding,

relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, the

Voting Shares, or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, the Voting

Shares.



     F.   A "subsidiary" of the Corporation is any company a

majority or more of the voting securities of which is owned by the Corporation.



     G.   A "Disinterested Director" is a director of the

Corporation who (i) is not and never has been an officer or

director of an Interested Shareholder or any affiliate or

associate of such Interested Shareholder and is not and has not been for the past five years an employee of an Interested

Shareholder or any affiliate or associate of such Interested

Shareholder; (ii) does not own more than one percent or 10,000 shares, whichever is the lesser of any class of equity securities of an Interested Shareholder or any affiliate or associate of such Interested Shareholder; (iii) is not the settlor of any trust, and does not serve as the trustee, executor or in a

similar capacity for any trust or estate, which owns more than one percent or 10,000 shares, whichever is the lesser, of any class of equity securities of any Interested Shareholder or any affiliate or associate of such Interested Shareholder; (iv) is not the relative of any person or of the spouse of such person who could not be a Disinterested Director because of any of the provisions of the clauses (i), (ii), or (iii) above who has the same home as such person; (v) is not the spouse, brother, sister,

son, daughter, father or mother of any person who could not be a

Disinterested Director because of any of the provisions of

clauses (i), (ii), or (iii) above; and (vi) is not otherwise by reason of past, present or anticipated circumstances unable to act solely in the interest of the Corporation with respect to the

Combination, provided that no officer or employee of the

Corporation shall be disqualified from being a Disinterested

Director solely by reason of being an officer or employee of the

Corporation.



     H.   An "affiliate" of a specified person is a person who

directly, or indirectly through one or more intermediaries,

controls, or is controlled by, or is under common control with,

such specified person.



     I.   An "associate" of a specified person is (i) any person

of which such specified person is an officer or partner or is the owner of ten percent or more of any class of equity securities,

(ii) any trust or other estate in which such specified person owns ten percent or more of the total beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such

specified person, or any relative of such spouse, who has the same home as such specified person, (iv) any person who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person, or (v)

any other member or partner in a partnership, limited

partnership, syndicate or other group, formal or informal, of which such specified person is a member or partner and which is acting together for the purpose of acquiring, holding or

disposing of securities of the Corporation.



     Enforcement.  The Board of Directors is specifically

authorized to seek equitable relief, including an injunction, to enforce the provisions of this Article Eighth.



     Amendment.  No amendment to this Certificate of

Incorporation shall amend, alter, change or repeal any of the provisions of this Article Eighth unless such amendment, in

addition to receiving any shareholder vote or consent required by the laws of the State of New Jersey in effect at the time, shall receive the affirmative vote of the holders of two-thirds of all

Voting Shares.



     Ninth.    Limitation of Liability.  To the full extent from

time to time permitted by New Jersey law, no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of any duty owed to the

Company or its shareholders. Neither the amendment or repeal of this Article, nor the adoption of any provision of this

certificate of incorporation inconsistent with this Article,

shall eliminate or reduce the protection afforded by this Article to a director or officer of the Company with respect to any

matter which occurred, or any cause of action, suit or claim which, but for this Article, would have accrued or arisen, prior to such amendment, repeal or adoption.



Indemnification.



(a)  The Company shall indemnify any person who is or was a

director, officer, employee or agent of the Company or of any constituent corporation absorbed by the Company in a

consolidation or merger, and any person who is or was a

director, officer, trustee, employee or agent of any other

corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Company or at the request of any such

constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, against such

person's reasonable costs, disbursements and counsel fees and amounts paid or incurred in satisfaction of settlements,

judgments, fines and penalties in connection with any pending,

threatened or completed civil, criminal, administrative or

arbitrative action, suit or proceeding, whether brought in the right of the Company or otherwise, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, to the fullest extent now or hereafter permitted by

New Jersey law.  (b)  The Company shall pay expenses as they are incurred by any person covered by this Article in connection with any proceeding, as defined above, in advance of the final

disposition of the proceeding to the fullest extent now or

hereafter permitted by New Jersey law.



     (c)   The foregoing indemnification and advancement of

expenses shall not be deemed exclusive of any other rights to which any person indemnified may be entitled.



     (d)  The rights provided to any person under this Article

Ninth shall be enforceable against the Company by such person,

who shall be presumed to have relied upon it in serving or

continuing to serve as a director or in any of the other

capacities set forth in this Article Ninth. No elimination of or amendment to this Article Ninth shall deprive any person of

rights hereunder arising out of alleged or actual occurrences,

acts or failures to act occurring prior to notice to such person of such elimination or amendment.



Dated this 9th day of November, 1994



                              THE QUAKER OATS COMPANY



                              By      S/R. Thomas Howell, Jr.
                                        Vice President


               (Name and full title)



                            Exhibit A
     By resolution of the Board of Directors of The Quaker Oats Company there is created a series of Preferred Stock designated "Series A Junior Participating Preferred Stock" which shall be identical in all respects to the preferred stock described in Paragraph Fourth B of the Corporation's Certificate of Incorporation, with such variations as may be contained in the following description:

     Section 1. Designation. The series of Preferred Stock created by this Resolution is hereby designated as "Series A
Junior Participating Preferred Stock."

     Section 2. Number of Shares, The number of shares which shall constitute the Series A Junior Participating Preferred Stock shall be initially 1,000,000, which number of shares may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

     Section 3.  Dividends and Distributions.
     (A) Subject to the prior and superior rights of the holders of any shares of any series of the Corporation's Preference Stock or of any shares of any series of the Corporation's Preferred Stock ranking prior and superior to the shares of Series A Junior
Participating Preferred Stock, the
holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $35 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common
Stock by reclassification or otherwise), declared on the Common Stock, par value $5.00 per share, of the Corporation (the
"Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend
Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after July 9, 1986 (the "Rights Dividend Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $35 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred
Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend
Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment
Date.  Accrued but unpaid dividends shall not bear interest.
Dividends paid on the shares of Series A Junior Participating
Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 4.  Voting Rights.  The holders of shares of Series
A Junior Participating Preferred Stock shall have the following voting rights:
     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating
Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

     (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
(C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 5.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (ii)  declare or pay dividends on or make any
other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred
Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
          (iii)  redeem or purchase or otherwise acquire
for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

          (iv)  purchase or otherwise acquire for
consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the

Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 6. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 7.  Liquidation, Dissolution or Winding Up.
     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. Consolidation Merger. etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 9. Redemption. The shares of Series A Junior Participating Preferred Stock may be called for redemption by the Corporation, at its option, by vote of the Board of Directors, in whole but not in part, at any time, by paying therefor in cash an amount per share equal to the product of (a) the current market price of the Common Stock and (b) the Adjustment Number.

     Section 10. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock and Preference Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 11. Amendment. The Amended Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 12. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

CERTI-1


                            EXHIBIT B

     By unanimous written consent of the Board of Directors of
The Quaker Oats Company dated June 16, 1989, there is created a series of Preferred Stock designated "Series B ESOP Convertible Preferred Stock" which shall be identical in all respects to the preferred stock described in Paragraph Fourth 3 of the Corporation's Restated Certificate of Incorporation, with such variations as may be contained in the following description:
     Section 1.  Designation and Amount; Special Purpose
     Restricted Transfer Issue.
          (A)  The shares of such series shall be designated as
"Series B ESOP Convertible Preferred Stock"("Series B Preferred
Stock") and the number of shares constituting such series shall be
1,750,000
     (B) Shares of Series B Preferred Stock shall be issued only to The Northern Trust Company, as trustee (the "Trustee") of The
1989 Quaker Employee Stock Ownership Trust under the Quaker Employee
Stock Ownership Plan, as amended through the fifth amendment thereto, dated June 16, 1989 (the "Plan") All references to the holder of shares of Series B Preferred Stock shall mean the Trustee or any successor trustee under the Plan. In the event of any transfer of record ownership of shares of Series B Preferred Stock to any person other than any successor trustee under the Plan, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of common stock of the Corporation (the
"Common Stock") pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series B
Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of Series B Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series B Preferred Stock
(i) may be converted into shares of Common Stock as provided by
Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

          Section 2.  Dividends and Distributions.
     (A) Subject to the rights of the holders of any stock of the Corporation ranking senior to the Series B Preferred Stock in respect of dividends and subject to the provisions for
                               -2-
adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends ("Preferred Dividends") in an amount per share equal to $5.46 per share per annum, and no more, payable quarterly in arrears, one-fourth on each fifteenth day of January, April, July and October of each year (each a "Dividend Payment Date") commencing on July 15, 1989, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such dividend Payment Date shall be paid on the Business Day immediately succeeding such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis, but Preferred Dividends accrued after issuance on the shares of Series B Preferred Stock for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first became payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.





                               -3-
     (B) So long as any shares of Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series
B Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and set part for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares
                               -4-
of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation junior to the Series B Preferred Stock.

          Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:
          (A) The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock as one class. The holder of each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series B Preferred Stock shall also be similarly adjusted.




                               -5-
          (B) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Corporation (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the shares of Series B Preferred stock so as to affect them adversely.
          Section 4. Liquidation, Dissolution or Winding Up.
          (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock in respect of







                               -6-
distribution upon liquidation, dissolution or winding up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation, liquidating distributions in the amount of $78.00 per share (the "Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other Stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 4(A), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.
          (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the
                               -7-
affairs of the Corporation for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.
          (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders Series B Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock.
          Section 5.  Conversion into Common Stock.
          (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 and 8 hereof, to cause any or all of such shares to be converted Into shares of Common Stock, initially at a conversion rate equal to the ratio of:
          (i) 578.00; to
          (ii) the amount which initially shall be $78.00, and which shall be adjusted as hereinafter provided (and, as so adjusted, rounded to the nearest ten-thousandth, is hereinafter sometimes referred to as the "Conversion Price")



                               -8-
(that is, a conversion rate initially equivalent to one share of Common Stock for each share of Series B Preferred Stock so converted, which is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).
          (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series B Preferred stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.
          (C) Upon surrender of a certificate representing a share or shares of Series 2 Preferred Stock for conversion, the




                               -9-
Corporation shall issue and send by hand delivery (With receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.
          (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided by this Resolution. On and after the effective day of conversion, the person or persons entitled to



                              -10-
receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.
          (E) The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share of a share of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.
          (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series B Preferred Stock into Common Stock pursuant to the





                              -11-
terms hereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.
     Section 6. Redemption At the Option of the
Corporation.
     (A) The Series B Preferred Stock shall be redeemable, in whole or in part, at any time after the date of issuance, to the extent permitted by paragraphs 6(D) and 8(C), at the following percentages of the Liquidation Preference:

       During the Twelve                Percentage of
         Month Period                    Liquidation
       Beginning June 15                 Preference

             1989                          107.0%
             1990                          106.3%
             1991                          105.6%
             1992                          104.9%
             1993                          104.2%
             1994                          103.5%
             1995                          102.8%
             1996                          102.1%
             1997                          101.4%
             1998                          100.7%

and thereafter at the Liquidation Preference, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to
                               -12-
the date fixed for redemption. Payment of the redemption price shall be. made by the Corporation in cash or shares of Common
Stocks or a combination thereof, as permitted by paragraph (E) of this Section. 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.
          (B) Unless otherwise required by law, notice of any redemption effected pursuant to Sections 6 or 7 hereof will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii)





                              -13-
the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for conversion or payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in paragraph (A) of this Section 6.
          (C) In the event of a change in the federal tax law of the United States of America which has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the Series B Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended, as in effect on the date shares of Series B Preferred Stock are initially issued, or if the Plan is determined by the Internal Revenue Service not to be initially qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended, the





                               -14-
Corporation may, in its sole discretion, and notwithstanding anything to the contrary in paragraph (A) of this Section 6, within 60 days of such event, elect to redeem any or all of such shares for the greater of (A) the Fair Market Value of the shares of Series B Preferred Stock to be so redeemed or (B) the amount payable in respect of the shares upon liquidation of the Corporation pursuant to Section 4 hereof.
          (D) In. the event that the Plan is terminated in accordance with its terms, and notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Corporation shall, as soon thereafter as practicable, call for redemption all then outstanding shares of Series B Preferred Stock for an amount equal to the greater of the Fair Market Value or the redemption price, as calculated pursuant to Section 6(A). The Corporation shall give 30 Business Days' notice to all record holders of Preferred Stock prior to any such termination, provided, however, that the failure to give any such notice shall not affect the validity of such corporate action.
          (E) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof).





                              -15-
          Section 7.  Other Redemption Rights.
          Shares of Series B Preferred Stock shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares and Cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph (E) of Section 6, at the redemption price as set forth in the following sentence, at the option of the holder at any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan, or any successor plan; (ii) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable (whether as scheduled or upon acceleration) under (a) the Loan Agreement between the Trustee and the lenders, (b) any refinancing of or substitution for either of the foregoing; or (c) any other indebtedness incurred by the holder for the benefit of the Plan; or ( iii ) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e) (7) of the Internal Revenue Code of 1986, as amended. The redemption price for



                              -16-
shares of Series B Preferred Stock to be redeemed under this
Section 7 shall be equal to: (I) in the case of clause (i) next above, the Fair Market Value of the shares of Series B Preferred Stock to be so redeemed; (II) in the case of clause (ii) next above, the greater of (A) the Fair Market Value of the shares of Series B Preferred Stock to be so redeemed or (B) the redemption price set forth in paragraph (A) of Section 6 hereof; or (III) in the case of clause (iii) next above, the greater of (A) the Fair Market Value of the shares of Series B Preferred Stock to be so redeemed or (B) the amount payable in respect of the shares upon liquidation of the Corporation pursuant to Section 4 hereof.
          Section 8.  Consolidation, Merger, etc.
          (A) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended. and "qualifying employer securities" within the meaning of Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of




                              -17-
Series B Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business combination, be converted into and exchanged for preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property



                                -18-
(payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each nonelecting share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the nonelecting shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless the successor or resulting corporation shall have agreed to recognize and honor the rights of the holders of shares of Series B Preferred Stock as set forth in this paragraph (A).
          (B) In the event that the Corporation shall consummate any consolidation or merger or similar business combination,





                              -19-
pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 8), be deemed to have been automatically converted immediately prior to the consummation of such merger, consolidation or similar transaction into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time so that each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which




                              -20-
election cannot practicably be made by the holders of the Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).
          (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (3) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least 10 Business Days before the closing of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each
                              -21-
such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the higher of the redemption price as determined in accordance with paragraph 6(A) or the Fair Market Value of shares of Series R Preferred
Stock. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second business Day prior to the closing of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the second Business Day prior to the closing of such transaction.
          Section 9.  Anti-dilution Adjustments.
          (A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation






                              -22-
(including a recapitalization effected by a merger or consolidation to which Section B hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof
          (B) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant (i) any security convertible into or exchangeable for shares of Common Stock and (ii) any rights issued pursuant to the Rights Agreement dated as of July 9, 198S between the Corporation and Harris Trust & Savings Bank, as the same may be amended from time to time) at
                              -23-
a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.
          (C) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred
Stock are outstanding, issue, sell or exchange shares of Common
Stock (other than pursuant to (i) any right or warrant to purchase or acquire shares of Common Stock for which adjustment has been made pursuant to paragraph (B) of this Section 9 (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and (ii) any employee or director incentive or benefit plan or arrangement,





                              -24-
including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series 8 Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock),






                              -25-
other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock




                              -26-
outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant. to such right or warrant at such time)
          (D) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which
Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the Fair Market Value of all the shares of Common Stock outstanding on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date





                              -27-
of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series B Preferred Stock
(i) notice of its intent to make any dividend or distribution and
(ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended





                              -28-
record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.
          (E) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.
          (F) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction.







                              -29-
If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation (which adjustment shall in no event adversely affect the powers, preferences, or special rights of this Series B Preferred Stock as set forth herein). The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.
          (G) For purposes of this Resolution, the following definitions shall apply:
          "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in Chicago, Illinois or New York, New York are not required to be open.




                              -30-
          "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New
York Stock Exchange on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such. day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five
(5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of-a security is to be determined.






                              -31-
     "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the shares of Series B Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds 12 1/2% of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than the securities of the type referred to in paragraph (B) or (C) of this
Section 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any







                              -32-
subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph
(D) of this Section 9.
          "Fair Market Value" shall mean the amount of cash received or, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent commercial or investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such commercial} or investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.
          "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to





                              -33-
purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.
          "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property








                              -34-
(including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation, or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(G), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule lOb-18 as such rule is in effect under the Exchange Act on the date shares of Series B Preferred Stock are initially issued by the Corporation, or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.
          (E) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock is required, the Corporation shall forthwith place on file with the transfer agent(s) for the Common Stock and for the Series B Preferred Stock, if any, and with the Secretary of the


                              -35-
Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein, and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion rate to each holder of shares of the Series
B Preferred Stock.
          Section 10.  Ranking; Retirement of Shares.
          (A) The Series B Preferred Stock shall rank senior to the Series A Junior Participating Preferred Stock and the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation, and, unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, as the same may be amended, the Series B Preferred Stock shall rank pari passu with all future series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.






                              -36-
     (B) Any shares of Series B Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares, or otherwise so acquired, shall be restored to the status of authorized but unissued shares of Preferred Stock, with no par value per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new or existing series of such Preferred Stock as permitted by law.
          Section 11.  Miscellaneous.
          (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice elsewhere herein) with postage prepaid, addressed: (i) if to the Corporation, to its office at P.O. Box 9001, Chicago, Illinois 60604-9001 (Attention:
Secretary), or to the transfer agent for the Series B Preferred Stock, or other agent of the Corporation designated as permitted herein or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.




                              -37-
          (B) The Corporation shall give 15 Business Days' notice to all record holders of Series B ESOP Convertible Preferred Stock prior to the record date to be established with respect to any Extraordinary Event, setting forth the material provisions relating to such Extraordinary Event, Provided, however, that the failure to give any such notice shall not affect the validity of any such corporate action.
          "Extraordinary Event" as used in herein means (i) any non-cash dividend payable with respect to the Common Stock, (ii; any cash dividend in an amount exceeding 10% of the Conversion Price on the date the dividend is declared, ((iii)) any recapitalization, reclassification, consolidation, merger or similar event as a result of which shares of Common Stock are converted into or exchanged for any other securities or property, (iv) any sale of all or substantially all of the assets of the Corporation, or (v) the adoption of any repurchase program under which the Corporation may purchase more than 15% of the Corporation's then outstanding Common Stock.
          (C) The term "Common Stock" as used in this Resolution means the Corporation's Common Stock, par value $5.00 per share (as the same exists at the date of amendment of the Restated Certificate of Incorporation of the Corporation in respect of the Series B Preferred Stock), or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to




                              -38-
no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
Section 9 hereof, the holder of any share of the Series B Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Prize in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8, 10 and 11 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.
          (D) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in




                              -39-
which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
          (E) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.
(F) Unless otherwise provided in the Restated Certificate of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions



                              -40-
on voluntary or involuntary dissolution, liquidation or winding up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B
Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.
          (G) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.















                              -41-